UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005

CAPITALSOURCE INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-31753 (Commission File Number)	35-2206895 (I.R.S. Employer Identification No.)

4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (301) 841-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     The board of directors of CapitalSource Inc. (the “Company”) and the compensation committee thereof from time to time grant equity awards to employees and directors of the Company under the Company’s Second Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”). The Equity Incentive Plan was previously approved by the board of directors and shareholders of the Company effective as of August 6, 2003, and was filed as Exhibit 10.12 to the Company’s 2003 Annual Report on Form 10-K. Attached for filing herewith as Exhibits 10.1, 10.2 and 10.3, respectively, are the forms of agreements the Company uses to evidence the various types of awards made under the Equity Incentive Plan: (1) form of Non-Qualified Option Agreement (2) form of Non-Qualified Option Agreement for Director and (3) form of Restricted Stock Agreement.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See the Exhibit Index attached hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2005	/s/ Steven A. Museles

Steven A. Museles
Senior Vice President, Chief
Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Non-Qualified Option Agreement.
10.2	Form of Non-Qualified Option Agreement for Director.
10.3	Form of Restricted Stock Agreement.